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                                                                    Exhibit (11)

                   COMPUTATIONS OF EARNINGS PER COMMON SHARE

                      RUSSELL CORPORATION AND SUBSIDIARIES



                                                                     Year Ended
                                               ----------------------------------------------------
                                               January 1              January 2           January 4
                                                 1994                    1993               1992
                                               ---------              ---------           ---------
Primary:
Average shares outstanding                      40,847,222           40,708,052          40,468,036
  Net effect of dilutive stock
  options--based on the
  treasury stock method using
  average market price                             374,950              512,904             421,873
                                               -----------          -----------         -----------

                           TOTALS               41,222,172           41,220,956          40,889,909
                                               ===========          ===========         ===========

Net income applicable to
  common shareholders                          $49,079,599          $81,944,872         $56,279,374
                                               ===========          ===========         ===========

Per share amount                                     $1.19                $1.99               $1.38
                                                     =====                =====               =====

Fully diluted:
  Average shares outstanding                    40,847,222           40,708,052          40,468,036
  Net effect of dilutive stock
    options--based on the
    treasury stock method using
    the year-end market price,
    if higher than average market
    price                                          374,950              512,904             481,499
                                               -----------          -----------         -----------

                           TOTALS               41,222,172           41,220,956          40,949,535
                                               ===========          ===========         ===========

Net income applicable to
  common shareholders                          $49,079,599          $81,944,872         $56,279,374
                                               ===========          ===========         ===========

Per share amount                                     $1.19                $1.99               $1.37
                                                     =====                =====               =====





                                     IV-11